2009
GAAP Reconciliation

AGL Resources 2009 Analyst Meeting
2009
GAAP Reconciliation

AGL Resources 2009 Analyst Meeting
2009
GAAP Reconciliation

AGL Resources 2009 Analyst Meeting
2009
GAAP Reconciliation

AGL Resources™

STRONG FUNDAMENTALS, SUSTAINABLE FUTURE



The following tables set forth a reconciliation of AGL Resources' operating margin and earnings before interest and taxes (EBIT) to operating income, earnings before income taxes and net income for the indicated periods.

	Six months ended June 30,					Nine months ended September 30,					Twelve months ended December 31,				
In millions	2008	2007	2006	2005	2004	2008	2007	2006	2005	2004	2008	2007	2006	2005	2004
Operating revenues	$1,456	$1,440	$1,480	$1,338	$945	$1,995	$1,809	$1,914	$1,725	$1,207	$2,800	$2,494	$2,621	$2,718	$1,832
Cost of goods sold	932	828	874	776	522	1,193	987	1,064	961	627	1,654	1,369	1,482	1,626	995
Operating margin	524	612	606	562	423	802	822	850	764	580	1,146	1,125	1,139	1,092	837
Operating expenses															
Operation and maintenance	233	227	230	228	174	337	334	341	334	257	472	451	473	477	377
Depreciation and amortization	74	71	68	66	48	112	108	101	99	71	152	144	138	133	99
Taxes other than income	23	20	20	21	15	33	31	30	30	20	44	41	40	40	29
Total operating expenses	330	318	318	315	237	482	473	472	463	348	668	636	651	650	505
Operating income	194	294	288	247	186	320	349	378	301	232	478	489	488	442	332
Other income (expense)	4	1	(2)	2	2	6	1	(2)	2	2	6	4	(1)	(1)	-
Minority interest	(17)	(24)	(19)	(16)	(14)	(12)	(24)	(19)	(18)	(14)	(20)	(30)	(23)	(22)	(18)
EBIT	181	271	267	233	174	314	326	357	285	220	464	463	464	419	314
Interest expense	56	58	59	52	32	85	92	91	79	49	115	125	123	109	71
Earnings before income taxes	125	213	208	181	142	229	234	266	206	171	349	338	341	310	243
Income taxes	47	81	79	69	55	86	89	101	79	64	132	127	129	117	90
Net income	$78	$132	$129	$112	$87	$143	$145	$165	$127	$107	$217	$211	$212	$193	$153

In millions	Three months ended March 31, 2008	2007	2006	2005	2004
Operating revenues	$1,012	$973	$1,044	$908	$651
Cost of goods sold	657	595	655	568	393
Operating margin	355	378	389	340	258
Operating expenses					
Operation and maintenance	119	116	117	115	93
Depreciation and amortization	36	35	34	33	24
Taxes other than income	12	11	10	11	8
Total operating expenses	167	162	161	159	125
Operating income	188	216	228	181	133
Other income (expense)	1	1	(2)	1	1
Minority interest	(16)	(22)	(19)	(13)	(11)
EBIT	173	195	207	169	123
Interest expense	30	31	30	26	16
Earnings before income taxes	143	164	177	143	107
Income taxes	54	62	67	55	41
Net income	$89	$102	$110	$88	$66

In millions	Three months ended June 30, 2008	2007	2006	2005	2004
Operating revenues	$444	$467	$436	$430	$294
Cost of goods sold	275	233	219	208	129
Operating margin	169	234	217	222	165
Operating expenses					
Operation and maintenance	114	111	113	113	81
Depreciation and amortization	38	36	34	33	24
Taxes other than income	11	9	10	10	7
Total operating expenses	163	156	157	156	112
Operating income	6	78	60	66	53
Other income (expense)	3	-	-	1	1
Minority interest	(1)	(2)	-	(3)	(3)
EBIT	8	76	60	64	51
Interest expense	26	27	29	26	16
Earnings before income taxes	(18)	49	31	38	35
Income taxes	(7)	19	12	14	14
Net income	$(11)	$30	$19	$24	$21

In millions	Three months ended September 30, 2008	2007	2006	2005	2004
Operating revenues	$539	$369	$434	$387	$262
Cost of goods sold	261	159	190	185	105
Operating margin	278	210	244	202	157
Operating expenses					
Operation and maintenance	104	107	111	106	83
Depreciation and amortization	38	37	33	33	23
Taxes other than income	10	11	10	9	5
Total operating expenses	152	155	154	148	111
Operating income	126	55	90	54	46
Other income (expense)	2	-	-	-	-
Minority interest	5	-	-	(2)	-
EBIT	133	55	90	52	46
Interest expense	29	34	32	27	17
Earnings before income taxes	104	21	58	25	29
Income taxes	39	8	22	10	9
Net income	$65	$13	$36	$15	$20

In millions	Three months ended December 31, 2008	2007	2006	2005	2004
Operating revenues	$805	$685	$707	$993	$625
Cost of goods sold	461	382	418	665	368
Operating margin	344	303	289	328	257
Operating expenses					
Operation and maintenance	135	117	132	143	120
Depreciation and amortization	40	36	37	34	28
Taxes other than income	11	10	10	10	9
Total operating expenses	186	163	179	187	157
Operating income	158	140	110	141	100
Other income (expense)	-	3	1	(3)	(2)
Minority interest	(8)	(6)	(4)	(4)	(4)
EBIT	150	137	107	134	94
Interest expense	30	33	32	30	22
Earnings before income taxes	120	104	75	104	72
Income taxes	46	38	28	38	26
Net income	$74	$66	$47	$66	$46

A reconciliation of operating margin and EBIT by segment is available in our quarterly reports (Form 10-Q) and annual reports (Form 10-K) filed with the Securities and Exchange Commission.

Our management evaluates segment financial performance based on EBIT, which includes the effects of corporate expense allocations. EBIT is a non-GAAP (accounting principles generally accepted in the United States of America) financial measure. Items that are not included in EBIT are financing costs, including debt and interest expense and income taxes. We evaluate each of these items on a consolidated level and believe EBIT is a useful measurement of our performance because it provides information that can be used to evaluate the effectiveness of our businesses from an operational perspective, exclusive of the costs to finance those activities and exclusive of income taxes, neither of which is directly relevant to the efficiency of those operations.

We also use EBIT internally to measure performance against budget and in reports for management and the Board of Directors. Projections of forward-looking EBIT are used in our internal budgeting process, and those projections are used in providing forward-looking business segment EBIT projections to investors. We are unable to reconcile our forward-looking EBIT business segment guidance to GAAP net income because we do not predict the future impact of unusual items and mark-to-market gains or losses on energy contracts. The impact of these items could be material to our operating results reported in accordance with GAAP.

Operating margin is a non-GAAP measure calculated as revenues minus cost of gas, excluding operation and maintenance expense, depreciation and amortization, taxes other than income taxes, and the gain or loss on the sale of our assets. These items are included in our calculation of operating income. We believe operating margin is a better indicator than operating revenues of the contribution resulting from customer growth, since cost of gas is generally passed directly through to customers.

EBIT and operating margin should not be considered as alternatives to, or more meaningful indicators of, our operating performance than operating income or net income as determined in accordance with GAAP. In addition, our EBIT or operating margin may not be comparable to similarly titled measures of another company.